Distribution Financial Services RV Trust 1999-3
January 18, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                                $346,679,930.67
Beginning Pool Factor                                                                      0.92563742

Distribution Allocable to Principal on Notes
             Prior                               Current
Class    Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
A-1           $0.00          0.0000000        $1,981,907.22         66.4333870
A-2           $0.00          0.0000000        $5,005,220.58         49.8855880
A-3           $0.00          0.0000000                $0.00          0.0000000
A-4           $0.00          0.0000000                $0.00          0.0000000
A-5           $0.00          0.0000000                $0.00          0.0000000
A-6           $0.00          0.0000000                $0.00          0.0000000
  B           $0.00          0.0000000                $0.00          0.0000000
  C           $0.00          0.0000000                $0.00          0.0000000

Distribution Allocable to Interest on Notes
                          Prior                               Current
Class      Rate        Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1        5.32%          $0.00             0.0000000       $9,965.47          0.3340420
A-2        5.97%          $0.00             0.0000000     $499,161.65          4.9750000
A-3        6.43%          $0.00             0.0000000     $259,718.42          5.3583330
A-4        6.65%          $0.00             0.0000000     $479,952.67          5.5416670
A-5        6.76%          $0.00             0.0000000     $211,728.83          5.6333330
A-6        6.88%          $0.00             0.0000000     $314,456.13          5.7333333
  B        7.17%          $0.00             0.0000000      $55,943.93          5.9750000
  C        7.92%          $0.00             0.0000000      $49,440.60          6.6000000

Note Balance After Giving Effect to Principal Distribution
Class       Beginning Balance    Pool Factor  Ending Balance       Pool Factor
A-1           1,981,907.22        1.0000000           $0.00          0.0000000
A-2         100,334,000.00        1.0000000  $95,328,779.42        950.1144120
A-3          48,470,000.00        1.0000000  $48,470,000.00          1.0000000
A-4          86,608,000.00        1.0000000  $86,608,000.00          1.0000000
A-5          37,585,000.00        1.0000000  $37,585,000.00          1.0000000
A-6          54,847,000.00        1.0000000  $54,847,000.00          1.0000000
  B           9,363,000.00        1.0000000   $9,363,000.00          1.0000000
  C           7,491,000.00        1.0000000   $7,491,000.00          1.0000000
Servicing Fee                                                                             $144,449.97
Servicing Fee Per $1,000 of Orig.Note                                                       0.3856823

Realized Losses                                                                           $322,345.13

Reserve Account Balance                                                                 $5,844,163.32

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                        $9,296,055.03
         Interest Payments Received                                                     $2,631,272.36
         Scheduled Principal Payments Received                                          $1,811,778.96
         Principal Prepayments Received                                                 $4,853,003.71

Distribution to Residual Interestholders                                                        $0.00

Noteholders' Interest Carryover Shortfall                                                       $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                   0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                                    $0.00

Ending Pool Balance                                                                   $339,692,802.87
Ending Pool Factor                                                                         0.90698175